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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant / /
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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
Media Arts Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 21, 2001

DEAR FELLOW STOCKHOLDERS:

We cordially invite you to attend our 2001 Annual Meeting of Stockholders. The meeting will be held on January 24, 2002 at 9:00 a.m., local time, at 900 Lightpost Way, Morgan Hill, California 95037.

At the meeting, we will (i) elect seven (7) directors, (ii) ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants, (iii) transact other business properly coming before the Annual Meeting or any related adjournments and postponements and (iv) report on our performance in fiscal 2001 and answer your questions.

We look forward to seeing you at the meeting.

Sincerely,

Anthony D. Thomopoulos
 Chairman and Interim Chief Executive Officer

TABLE OF CONTENTS

NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS	3
PROXY STATEMENT	4
QUESTIONS AND ANSWERS	5
PROPOSALS TO BE VOTED ON	8
THE BOARD OF DIRECTORS	9
BOARD AND COMMITTEE MEETINGS	11
AUDIT COMMITTEE REPORT	12
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	12
COMPENSATION OF DIRECTORS	13
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION	13
EXECUTIVE COMPENSATION	17
OPTION GRANTS IN LAST FISCAL YEAR	18
OPTIONS EXERCISED	19
EMPLOYMENT, SEVERANCE AND CHANGE-OF-CONTROL ARRANGEMENTS	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20
STOCK PERFORMANCE GRAPH	22
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	24
STOCKHOLDER PROPOSALS	24
COSTS OF PROXY SOLICITATION	25
TRANSACTION OF OTHER BUSINESS	25
EXHIBIT A	A-1

MEDIA ARTS GROUP, INC.
900 Lightpost Way
Morgan Hill, CA 95037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 24, 2002

    Notice is hereby given that the 2001 Annual Meeting of Stockholders of Media Arts Group, Inc., a Delaware company, will be held on Thursday, January 24, 2002 at 9:00 a.m., local time, at 900 Lightpost Way, Morgan Hill, California for the following purposes:

  1.
  To elect seven (7) directors to the Board of Directors to serve for one (1) year terms or until their respective successors are elected and qualified;

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending March 31, 2002; and

  3.
  To transact other business properly coming before the Annual Meeting or any related adjournments or postponements.

    Holders of record of our Common Stock at the close of business on December 14, 2001 are entitled to attend and vote at the Annual Meeting. A complete list of these stockholders will be available at our principal executive offices at 900 Lightpost Way, Morgan Hill, California, prior to the meeting. All such stockholders are cordially invited to attend the meeting in person. However, to ensure representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Statement as promptly as possible in the postage-prepared envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a completed Proxy.

BY ORDER OF THE BOARD OF DIRECTORS OF MEDIA ARTS GROUP, INC.

Herbert D. Montgomery
 Secretary

Morgan Hill, California
December 21, 2001

YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

MEDIA ARTS GROUP, INC.
900 Lightpost Way
Morgan Hill, CA 95037

PROXY STATEMENT

    Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders to be held on Thursday, January 24, 2002 at 9:00 a.m. local time at our principal executive offices located at 900 Lightpost Way, Morgan Hill, California. Our telephone number at that location is (408) 201-5000. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

    December 14, 2001 has been set as the record date for the meeting (the "Record Date"). Stockholders of record on the close of business on December 14, 2001 are entitled to vote at and attend the meeting, with each share entitled to one vote. We have one series of Common Stock outstanding, designated as Common Stock, $0.01 par value. As of the Record Date, 13,219,767 shares of our Common Stock were outstanding and held of record by 474 persons. No shares of our Preferred Stock were outstanding.

    Voting materials, which include this Proxy Statement, proxy card and 2001 Annual Report, were mailed to all stockholders entitled to notice of and to vote at the meeting on or about December 21, 2001. Those stockholders who were also stockholders of record as of May 31, 2001 will not receive a 2001 Annual Report with their voting materials, since they previously received one on or around July 26, 2001.

    In this Proxy Statement:

    •
    "we," "us," "our," "Media Arts," and "MAGI" mean Media Arts Group, Inc., a Delaware corporation,

    •
    "Profit Sharing Plan" means the Media Arts Group, Inc. Profit Sharing Plan,

    •
    "Stock Purchase Plan" means the Media Arts Group, Inc. Employee Qualified Stock Purchase Plan,

    •
    "Stock Incentive Plan" means the Media Arts Group, Inc. 1998 Stock Incentive Plan,

    •
    holding shares in "street name" means your Media Arts shares are held in an account at a brokerage firm, and

    •
    "SEC" means the Securities and Exchange Commission.

    This solicitation of proxies is made by our Board of Directors. Certain of our directors, officers and regular employees may solicit proxies on behalf of our Board of Directors without additional compensation.

QUESTIONS AND ANSWERS

Q: WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A:  You are receiving this Proxy Statement and a proxy card from us because you own shares of Common Stock in Media Arts as of the Record Date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Herbert D. Montgomery and Chris F. Fennell as your representatives at the meeting. Mr. Montgomery and Mr. Fennell will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Montgomery and Mr. Fennell will vote your shares, under your proxy, in accordance with their best judgement.

Q: WHAT AM I VOTING ON?

A:  You are being asked to vote on:

    •
    the election of seven (7) directors, and

    •
    the ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending March 31, 2002.

The section entitled "Proposals To Be Voted On" on page 8 of this Proxy Statement gives you more information on the nominees for election to our Board of Directors and our independent public accountants.

Q: HOW DO I VOTE?

A: (1) You may vote by mail.

You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted:

    •
    for the seven (7) named nominees,

    •
    for the selection of PricewaterhouseCoopers LLP as our independent public accountants.

         (2) You may vote in person at the meeting.

We will pass out written ballots to stockholders entitled to vote who want to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q: HOW MANY VOTES DO I GET?

A: Each stockholder is entitled to one vote for each share of Common Stock held by the stockholder on the Record Date.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in Media Arts.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

For better customer service, we recommend you write to your broker(s) or the transfer agent, Mellon Investor Services, LLC, to consolidate as many of your brokerage or transfer agent accounts as possible under the same name and address. This consolidation can not be done without your written authority.

Q: WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

A: You may revoke your proxy and change your vote at any time before the polls close at the 2001 Annual Meeting. You may do this by:

    •
    signing another proxy with a later date, or

    •
    voting again at the meeting.

Mere presence at the meeting will not revoke your proxy.

Q: WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

A: (1) If your shares are held in street name, and you do not sign and return your proxy card, your brokerage firm, under certain circumstances, may vote your shares.

When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. Both matters on this year's agenda are routine matters. A brokerage firm cannot vote customers' shares on non-routine matters. You may have granted to your stockbroker discretionary voting authority over your account. Because the only matters on this year's meeting agenda are routine matters, depending on the terms of the agreement you have with your stockbroker, your stockbroker may be able to vote your shares.

(2) If your shares are in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote in person at the meeting.

Q: HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

A: Shares will be counted as present at the meeting if the stockholder either:

    •
    is present and votes in person at the meeting, or

    •
    has properly submitted a proxy card.

A majority of our outstanding shares as of the Record Date must be present or represented at the meeting in order to hold the meeting and conduct business. This is called a quorum.

Q: HOW MANY VOTES MUST THE NOMINEES TO THE BOARD OF DIRECTORS HAVE TO BE ELECTED?

A: We use the phrase "yes vote" to mean a vote "for" a director.

The seven (7) nominees receiving the highest number of yes votes will be elected as directors. This number is called a plurality.

Although your stockbroker may "abstain" from voting because you prohibited the stockbroker from exercising discretionary authority, the broker non-vote will still be counted as present for purposes of determining if a quorum is present.

Q: WHAT HAPPENS IF NOMINEES ARE UNABLE TO STAND FOR RE-ELECTION?

A: Our Board of Directors may, by resolution, provide for a lesser number of directors or designate substitute nominees for nominees named in this proxy statement who are unable to serve or for good cause will not serve. In the latter event, shares represented by proxies may be voted for substitute nominees.

Q: HOW ARE VOTES COUNTED?

A: You may vote:

    •
    either "for" a nominee or "withhold" your vote for a particular nominee, and

    •
    "for," "against," or "abstain" on the ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants.

If you sign your proxy card without providing further instructions, your shares will be counted as a yes vote for each director and for PricewaterhouseCoopers LLP.

Voting results will be tabulated and certified by our transfer agent, Mellon Investor Services, LLC.

Q: WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the third quarter of fiscal 2002 on or before February 14, 2001. We will file that report with the SEC, and you can get a copy by calling Media Arts Investor Relations at (408) 201-5000 or the SEC at (800) SEC-0330 for location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

PROPOSALS TO BE VOTED ON

1. ELECTION OF DIRECTORS

Nominees for election this year are:

    •
    Moe Grzelakowski

    •
    Eric Halvorson

    •
    Thomas Kinkade

    •
    C. Joseph LaBonte

    •
    Herbert D. Montgomery

    •
    Donald Potter

    •
    Anthony D. Thomopoulos

Each nominee is presently a director of Media Arts and has consented to stand for election to a term ending on the day on which the 2002 Annual Meeting of Stockholders is held. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable to or who will decline to serve as a director.

Our Board of Directors unanimously recommends that stockholders vote FOR the election of Ms. Grzelakowski, and Messrs. Halvorson, Kinkade, LaBonte, Montgomery, Potter, and Thomopoulos.

2. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending March 31, 2002. PricewaterhouseCoopers LLP has served as our independent public accountants since 1991. Representatives of PricewaterhouseCoopers LLP are expected to attend the meeting in order to respond to questions from stockholders and will have the opportunity to make a statement.

Our Board of Directors unanimously recommends that the stockholders vote FOR ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants.

3. OTHER BUSINESS

Our Board of Directors knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or for any adjournment or postponement of the meeting, of which we did not have notice of prior to March 27, 2001 or that applicable laws otherwise permit proxies to vote on a discretionary basis, Mr. Montgomery and Mr. Fennell will vote, or otherwise act, on your behalf in accordance with their judgment on such matters.

THE BOARD OF DIRECTORS

    Our Board of Directors currently has seven (7) members. The names of the nominees for election to our Board of Directors at the 2001 Annual Meeting of Stockholders and certain information about them are set forth below.

Name	Age	Position with Media Arts Group, Inc.	Director Since
Anthony D. Thomopoulos	63	Chairman of the Board of Directors and Interim President and Chief Executive Officer	2000
Moe Grzelakowski	47	Member of the Board of Directors and Member of the Audit and Compensation Committees	2001
Eric Halvorson	52	Member of the Board of Directors and Member of the Audit Committee	2001
Thomas Kinkade	43	Member of the Board of Directors and Art Director	1990
C. Joseph LaBonte	62	Member of the Board of Directors and Chairman of the Compensation Committee	2001
Herbert D. Montgomery	59	Member of the Board of Directors, Sr. Vice President, Chief Financial Officer and Treasurer	2000
Donald Potter	56	Member of the Board of Directors and Chairman of the Audit Committee	2001

    There is no family relationship between any of our directors or executive officers.

    Mr. Anthony D. Thomopoulos has been our Chairman of the Board of Directors and interim President and Chief Executive Officer since June 2001 and a member of our Board of Directors since July 2000. From July 1999 to April 2001, Mr. Thomopoulos was the Vice Chairman of the Board of OnVANTAGE, Inc., formerly Familyroom.com. From March 1995 to December 1997, Mr. Thomopoulos was the Chief Executive Officer of MTM Entertainment and President of The Family Channel, both subsidiaries of International Family Entertainment, Inc. From April, 1991 to February, 1995 he was President of Amblin Television, a division of Amblin Entertainment. In 1989 he founded Thomopoulos Productions, an independent motion picture and television production company. In 1986 he was named Chairman of the Board of Directors of United Artist Pictures. Prior thereto, he spent 12 years at ABC in positions including Vice President of Prime Time Programs and President of ABC Broadcast Group.

    Ms. Moe Grzelakowski has been a member of our Board of Directors since November 2001. Ms. Grzelakowski is a twenty-four year veteran of the telecommunications industry and from July 2000 to January 2001 was Senior Vice President of Dell Computer. Prior to joining Dell Computer, Ms. Grzelakowski was the Senior Vice President and General Manager of strategic marketing for Motorola's Network Solutions section from January 1996 to July 2000. Her earlier positions at Motorola included Vice President and General Manager of the International Cellular Infrastructure Division, and corporate Vice President and General Manager of Cellular Systems Group. Ms. Grzelakowski also held various managerial and technical positions at AT&T and Bell Laboratories from July 1977 to January 1996. Ms. Grzelakowski holds a bachelors degree in electrical engineering and masters degrees in computer science and management from Northwestern University.

    Mr. Eric Halvorson has been a member of our Board of Directors since November 2001. Mr. Halvorson has been a Visiting Professor of Business Law and Accounting at Pepperdine University, Malibu, California since August 2000, where he instructs classes in Legal and Regulatory Environment of Business, Financial Accounting and Corporate Finance. Prior to Mr. Halvorson's move to education, he was Executive Vice President and Chief Operating Officer of Salem Communications Corporation from January 1995 to August 2000, the largest U.S. radio broadcasting company that targets audiences interested in religious and family issues. Mr. Halvorson, a member of the Wisconsin and California State Bar Associations, practiced law for twelve years with the law firm of Godfrey and Kahn, a Milwaukee, Wisconsin based law firm, where he specialized in corporate, banking and securities law with a particular emphasis in mergers and acquisitions. Prior to practicing law, Mr. Halvorson was a Certified Public Accountant with Arthur Andersen & Company in Atlanta. Mr. Halvorson holds a Bachelor of Science degree in accounting from Bob Jones University and a Juris Doctor degree from Duke University School of Law. Mr. Halvorson is currently a director of Salem Communications Corporation and of several privately owned companies.

    Mr. Thomas Kinkade co-founded Media Arts through a preceding company in 1990 and has been the Art Director and a member of our Board of Directors since our inception. Mr. Kinkade has provided artwork to us for our productions since our inception. In addition, Mr. Kinkade's role includes providing strategic vision for the Thomas Kinkade brand, assisting in product development and communicating our brand message through public appearances and books. Prior to March 1990, Mr. Kinkade was a self-employed artist.

    Mr. C. Joseph LaBonte has been a member of our Board of Directors since November 2001. Mr. LaBonte was the President and Chief Executive Officer of Jenny Craig, Inc., having served as a director of Jenny Craig, Inc. since August 1992 to January 1998. From May 1987 through January 1990, Mr. LaBonte was President, Chief Operating Officer and a director of Reebok International Ltd. and from 1979 through 1983, Mr. LaBonte was President, Chief Operating Officer and a director of 20th Century Fox Film Corporation. Mr. LaBonte is a director of various privately owned companies. Mr. LaBonte holds a Master of Business Administration degree from Harvard Business School, where he graduated as a Baker Scholar. He also holds a Bachelor of Science degree in Industrial Technology and an Associate of Mechanical Engineering degree from Northeastern University. Mr. LaBonte is the Chairman of The Vantage Group, an investment and financial advisory firm, which he founded in 1983. He served as Chairman of The Vantage Group from its founding until 1987 and then he returned as Chairman in February 1990.

    Mr. Herbert D. Montgomery has been a member of our Board of Directors since July 2000 and in May 2001, joined the Company as Senior Vice President, Chief Financial Officer and Treasurer. Prior to joining Media Arts, he was Executive Vice President, Chief Financial Officer and Treasurer of Standard Media International from November 1999 to May 2001. From January 1998 to November 1999, he was the Senior Vice President, Chief Financial Officer and Treasurer of Cotelligent, Inc. From June 1994 to January 1998, Mr. Montgomery was Senior Vice President, Chief Financial Officer and Treasurer of Guy F. Atkinson. Mr. Montgomery has specialized in high growth, high technology and turn-around environments. He has taken three companies public and has served as Chief Financial Officer of technology, product and services companies over the last 20 years. Mr. Montgomery holds a Master of Science degree in Management and a Bachelor of Science degree in Finance from California State University, Northridge.

    Mr. Donald Potter has been a member of our Board of Directors since November 2001. Mr. Potter has been a consultant to senior management of substantial companies since 1973. From 1973 to 1984 Mr. Potter was with the international consulting firm of McKinsey & Company. Mr. Potter was a partner with McKinsey & Company from July 1979 to March 1984, and served both domestic and international companies from the firm's San Francisco and Amsterdam offices. Since 1984, Mr. Potter has continued serving senior management of both domestic and foreign concerns while heading Windermere Associates, Inc. Mr. Potter is a frequent speaker to management groups, and an author of several articles. From 1969 until 1973, Mr. Potter worked as a financial executive with the Exxon Corporation, based in both New York and London, and worked primarily on issues of corporate financial policy. Mr. Potter's holds a Master of Business Administration degree from Harvard Business School, where he graduated as a Baker Scholar, an award granted to five percent of the graduating class. Mr. Potter is also a magna cum laude graduate in Arts and Letters from the University of Notre Dame.

BOARD AND COMMITTEE MEETINGS

    Our Board of Directors held thirteen (13) meetings in fiscal 2001. Each director attended all Board of Directors meetings in fiscal 2001. The Compensation Committee of our Board of Directors met 5 times during fiscal 2001. Each member of the Compensation Committee attended all Compensation Committee meetings during fiscal 2001. The Audit Committee of our Board of Directors met 5 times during fiscal 2001. Each member of the Audit Committee attended all Audit Committee meetings during fiscal 2001. The table below describes the committees of our Board of Directors. Our Board of Directors does not have a nominating committee or a committee serving an equivalent function. Our Board of Directors may establish other committees to facilitate its business objectives.

NAME OF COMMITTEE AND MEMBERS	FUNCTIONS OF THE COMMITTEE	NUMBER OF MEETINGS IN FISCAL 2001
AUDIT Herbert D. Montgomery (September 2000 - May 2001) Anthony D. Thomopoulos (September 2000 - June 2001) W. Michael West (October 1998 - August 2001) Donald Potter (November 2001 - present) Eric Halvorson (November 2001 - present) Moe Grzelakowski (November 2001 - present)	• Reviews Media Art's financial reporting processes and internal accounting and financial controls • Reviews the reports of our independent public accountants • Approves all professional services performed by our independent public accountants • Recommends the selection of independent public accountants to our Board of Directors, subject to ratification by the stockholders	5
COMPENSATION Norman A. Nason (October 1998 - September 2001) Raymond A. Peterson (October 1999 - September 2001) W. Michael West (October 1998 - August 2001) C. Joseph LaBonte (November 2001 - present) Moe Grzelakowski (November 2001 - present)	• Determines the compensation of the Chief Executive Officer and other executive officers • Reviews and approves: • Compensation philosophy • Programs for annual and long-term executive compensation • Material employee benefit plans • Has authority to grant options and other equity awards under the stock incentive plan and bonus awards under cash-based incentive plans	5

AUDIT COMMITTEE REPORT

    This report, the Compensation Committee Report and the Stock Price Performance graph on page 22 of this Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Media Arts Group, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    Our Board of Directors has adopted a written Audit Committee Charter, a copy of which is included as Exhibit A to this Proxy Statement. All members of the Audit Committee as of November 15, 2001 were independent as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

    The Audit Committee reviewed and discussed the plans for, and scope of, the audit before it was performed by PricewaterhouseCoopers LLP, our independent auditors. The Audit Committee has reviewed and discussed with PricewaterhouseCoopers LLP and the management of Media Arts Group, Inc. the audited financial statements of Media Arts Group, Inc. contained in the Annual Report to stockholders for the year ended March 31, 2001. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, "Codification of Statements on Auditing Standards, Communication with Audit Committees."

    The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and has discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to Media Arts Group, Inc. by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

    Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2001, filed with the U.S. Securities and Exchange Commission.

    In May 2001, Mr. Montgomery, while remaining on the Board of Directors, resigned from the Audit Committee due to his employment with us as our Chief Financial Officer and the resulting loss of independence. In June 2001, Mr. Thomopoulos, was appointed to Chairman of the Board and interim Chief Executive Officer and accordingly, resigned from the Audit Committee, due to his loss of independence. In August 2001 Mr. West resigned from the Board of Directors and the Audit Committee of the Board of Directors. In November 2001, Messrs. Potter and Halvorson and Ms. Grzelakowski, all independent board members, were appointed to the Audit Committee. Accordingly, the current Audit Committee members present this report of actions approved by the previous Audit Committee members.

Respectfully submitted by:
The Audit Committee of the Board of Directors of Media Arts Group, Inc.
Donald Potter, Chairman
Eric Halvorson
Moe Grzelakowski

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 2001, none of our executive officers served on the board of directors or compensation committee of another company that had an executive officer serve on our Board of Directors or its Compensation Committee.

COMPENSATION OF DIRECTORS

    We do not pay directors who are also officers of Media Arts additional compensation for their service as directors. In fiscal 2001, compensation for directors who were not our employees or of any of our subsidiaries, also called "non-employee directors," included the following:

  •
  an annual retainer of $15,000,

  •
  $2,000 for each Board of Directors' meeting attended,

  •
  certain expenses of attending Board of Directors meetings,

  •
  an option to purchase 5,000 shares of our Common Stock,

  •
  $500 to $1,000, depending on the duration of the meeting, for committee meetings attended by those directors serving on the Audit Committee and/or Compensation Committee, and

  •
  $2,000 per week ($50,000 in aggregate) for each of Messrs. West and Montgomery, the directors who served on the Special Committee that was formed to evaluate a proposal by Thomas Kinkade to acquire all of the outstanding shares of our stock not already owned by him.

    In fiscal 2001, Messrs. Montgomery, Nason, Peterson, Raasch, Thomopoulos and West were our non-employee directors.

    Under the Media Arts Group, Inc. 1998 Stock Incentive Plan, non-employee directors receive an annual, automatic grant of an option to purchase 5,000 shares of our Common Stock at 85% of the fair market value of our Common Stock on the date of grant. "Fair market value" is defined in the Media Arts Group, Inc. 1998 Stock Incentive Plan as the closing price of our stock on the date the option is granted. In fiscal 2001, the annual, automatic option grant to each non-employee director of 5,000 shares of Common Stock was made on September 29, 2000, at an exercise price of $2.86875 per share.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

    During the fiscal year ended March 31, 2001, the Compensation Committee of our Board of Directors (the "Committee") consisted of Messrs. Nason, Peterson and West. Due to the resignations from the Board of Directors of Mr. West in August 2001 and Messrs. Nason and Peterson in September 2001, Mr. LaBonte and Ms. Grzelakowski were appointed to the Compensation Committee in November 2001. Accordingly, the current Compensation Committee members present this report of actions approved by the previous Compensation Committee members. During fiscal 2001, no member of the Compensation Committee was also one of our employees or of any of our subsidiaries. The Compensation Committee has overall responsibility for our executive compensation policies and practices. The Compensation Committee's functions include:

    •
    determining the compensation of our President and Chief Executive Officer,

    •
    upon recommendation of the President and Chief Executive Officer, reviewing and approving all executive officers' compensation, including salary and bonuses, and

    •
    granting awards under the Stock Incentive Plan.

    The Compensation Committee has provided the following report on our compensation policies as they apply to our executive officers and our Chairman of the Board of Directors, the relationship of our performance to executive compensation and the President and Chief Executive Officer's compensation.

Overview of Compensation Philosophy Policies

    Our compensation policies are designed to address a number of objectives, including rewarding financial performance and motivating executive officers to achieve significant returns for stockholders. To promote these policies, the Compensation Committee implemented a compensation program for fiscal 2001 that was made up of (1) the Executive Management Bonus program, which is an annual cash incentive program that "pays for performance" and provides bonuses based on the realization of our annual financial goals and (2) the grant of stock options that align management's interests to those of stockholders.

    The Compensation Committee believes that executive compensation should be highly leveraged toward the incentive-based programs described above. By placing a substantial portion of an officer's compensation "at risk" in this manner, our compensation program focuses management's efforts on improving financial performance and effectively integrates executive compensation with our annual and long-term strategic objectives.

    When establishing salaries, bonus levels and stock-based awards for executive officers, the Compensation Committee considers the individual's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies, based on periodic reviews of competitive data obtained from independent consultants. However, the Compensation Committee also makes discretionary and subjective determinations of appropriate compensation amounts to reflect, for example, our philosophy of compensating executives for the success they achieve in managing specific enterprises.

    In the case of the compensation of executive officers other than the President and Chief Executive Officer, the Compensation Committee places considerable weight upon the recommendations of the President and Chief Executive Officer.

    The Importance of Ownership—A fundamental tenet of our compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through the Stock Purchase Plan and the Stock Incentive Plan, the benefits of equity ownership are extended to our executive officers and employees and of our subsidiaries. As of October 22, 2001, our directors and executive officers owned an aggregate of 6,690,742 shares and had the right to acquire an additional 931,342 shares upon the exercise of stock options, exercisable on or before October 22, 2001.

Fiscal 2001 Executive Officer Compensation Program

    The components of our executive officer compensation program are described below:

    Base Salary—We believe that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the Compensation Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the average of the levels paid by companies with comparable revenues either engaged in the home décor/accessories industry or located in the Silicon Valley. In addition, the Compensation Committee evaluates the specific job functions and past performance of individual officers.

    Executive Management Bonus Program—The Compensation Committee administers the discretionary Executive Management Bonus Program, which is a pay-for-performance program under which cash bonus awards are paid based upon (1) achievement of individual goals and objectives and our earnings per share and revenues reaching at or above fixed targets and (2) a percentage of each executive officer's personal base salary, with the percentage varying based on the executive's level of responsibility and management tier classification. In addition, participants are not eligible to receive bonus pay-outs unless they are our employees on the day the bonus is actually paid to all eligible employees.

    The Compensation Committee sets target bonuses at the beginning of each fiscal year based upon the recommendation of the President and Chief Executive Officer.

    Management Deferred Compensation—We have a nonqualified deferred compensation plan which allows eligible employees and directors to annually elect to defer a portion of their compensation within the meanings of the related provisions under the Employee Retirement Income Security Act of 1974, as amended. The deferred compensation, together with accumulated earnings, is distributable in cash in specified future periods, on termination of employment, or at any time subject to penalty. At March 31, 2001 the deferred compensation and accumulated earnings totaled $2,865,000. The deferred compensation plan is fully funded under a trust agreement whereby we contribute to the trust amounts necessary to pay premiums on life insurance policies carried to meet the obligations under the plan. During fiscal 2001, no employer contributions were made.

    Stock Option Grants—In fiscal 2001, the Compensation Committee granted an aggregate of 80,000 stock options under the 1998 Stock Incentive Plan to the Company's executive officers. The Compensation Committee determined the number of options to be granted to executive officers primarily by evaluating each officer's (1) respective job responsibilities, (2) past performance, (3) expected future contributions and (4) management tier classification. The Compensation Committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

    Interim Chief Executive Officer's Compensation—Anthony D. Thomopoulos

    Our Interim President and Chief Executive Officer, Anthony D. Thomopoulos, received a base salary of $250,000 commencing on the first day of his employment, June 18, 2001, for a period of ninety days. At the end of the ninety-day period, Mr. Thomopoulos' compensation consists of an option grant for 50,000 shares with an exercise price of $1.00 per share for every thirty (30) day period for up to ninety days. Mr. Thomopolous' employment agreement allows for the issuance of up to three separate 50,000 stock option grants through December 16, 2001, the issuance of which depends on his continued employment. The Compensation Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for the Interim President and Chief Executive Officer.

    Chief Executive Officer until June 2001—Craig A. Fleming

    During the period that Mr. Fleming was the President and Chief Executive Officer in fiscal 2001, he received a base salary of $392,000. There was no employment agreement in effect between us and Mr. Fleming. Mr. Fleming earned a cash bonus of $245,016 under the Executive Management Bonus Program during fiscal 2001. Mr. Fleming's bonus was based on our achieving certain earnings per share and revenue targets and a percentage of his base salary. In fiscal 2001, the Compensation Committee granted no stock options to Mr. Fleming. The Compensation Committee used the same procedures described above in setting the annual salary, bonus and stock option awards for the Mr. Fleming. .

    Compensation of Current Chairman—Anthony D. Thomopoulos

    Mr. Thomopoulos was appointed as the Chairman of the Board of Directors in June 2001. During fiscal 2001, Mr. Thomopoulos received the standard compensation for non-employee of directors, as outlined on page 12 and 13 of this proxy statement.

    Compensation of Chairman from September 2000 until June 2001—Craig A. Fleming

    During Mr. Fleming's tenure as Chairman of the Board of Directors, he received no additional compensation from that which he received as Chief Executive Officer.

    Compensation of Chairman until September 2000—Kenneth E. Raasch

    As of May 27, 1999 Mr. Raasch was no longer one of our employees. Instead, Mr. Raasch was an independent contractor providing services to the us until December 31, 2000, when his Employment Agreement expired. Mr. Raasch's Employment Agreement was not renewed. Beginning January 1, 2001, Mr. Raasch received the standard compensation for non-employee of directors, as outlined on page 12 and 13 of this proxy statement. See "Employment, Severance and Change of Control Arrangements" and "Certain Relationships and Related Transactions" on page 19 of this Proxy Statement.

    Tax Law Limits On Executive Compensation and Policy on Deductibility of Compensation—Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of $1 million, unless certain exemption requirements are met. The 1998 Stock Incentive Plan was designed to meet the exemption requirements of Section 162(m). The Compensation Committee has determined at this time not to seek to qualify our remaining executive officer compensation programs under Section 162(m).

    Conclusion—All aspects of our executive compensation program are subject to change at the discretion of the Compensation Committee. The Compensation Committee will continue to monitor our executive compensation program on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with our annual and long-term strategic objectives.

Respectfully submitted by:
The Compensation Committee of the
Board of Director of Media Arts Group, Inc.
C. Joseph LaBonte, Chairman
Moe Grzelakowski

EXECUTIVE COMPENSATION

    The table below shows, for the last three fiscal years, compensation information for our Chief Executive Officer, the next four most highly compensated executive officers and individuals for whom disclosure would have been required but for the fact that they were not executive officers. We refer to all of these individuals as the "Named Officers." On June 18, 2001, Craig A. Fleming resigned as our President and Chief Executive Officer and Anthony D. Thomopoulos was appointed as our Interim President and Chief Executive Officer.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation(1)
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)(2)		Other Annual Compensation ($)(3)		Securities Underlying Options(#)	All Other Compensation ($)(4)
Craig A. Fleming(5) President & Chief Executive Officer	2001 2000 1999	392,000 275,000 259,000	245,016 183,619 326,436		22,312 24,158 21,429	(6)	— 275,000 55,000	2,278 2,039 146
Richard F. Barnett Senior Vice President, Retail Development	2001 2000 1999	132,000 147,625 207,000	2,419,022 2,101,323 1,921,422	(7) (7) (7)	9,244 10,529 11,533		— — —	988 883 501
J. Edward Hollender(8) Executive Vice President & Chief Operating Officer	2001	215,000	127,207		37,458	(9)	50,000	—
Timothy S. Guster(10) Sr. Vice President, General Counsel, Chief Administrative Officer & Secretary	2001	212,499	124,087		29,605	(9)	30,000	2,373
John R. Lackner Senior Vice President and Chief Operations Officer	2001 2000 1999	203,750 175,000 175,000	117,842 107,111 55,345		10,354 12,576 48,123		— 75,000 30,000	— — —
Patricia A. Watson(11) Vice President, Sales	2001	225,000	148,067	(12)	11,124		—	1,316

(1)
Media Arts Group, Inc. made no restricted stock awards during the periods presented.

(2)
Includes deferred income in 2001 for Mr. Fleming and Ms. Watson in the amounts of $66,000 and $57,790, respectively, in 2000 for Messrs. Fleming and Barnett in the amounts of $106,000 and $1,575,992, respectively and in 1999 for Messrs. Fleming and Barnett in the amounts of $34,000 and $518,206, respectively.

(3)
Includes Profit Sharing Plan payments to Messrs. Fleming, Barnett, Hollender, Guster, Lackner and Ms. Watson for 2001 in the amounts of $8,332, $3,244, $6,708, $4,266, $4,354, and $5,124, respectively, for Messrs. Fleming, Barnett and Lackner for 2000 in the amounts of $11,070, $5,779 and $6,576, respectively and for Messrs. Fleming and Barnett for 1999 in the amounts of $10,578 and $7,033, respectively.

(4)
Consists of our matching of 401(k) Plan contributions.

(5)
Mr. Fleming resigned as our President and Chief Executive Officer in June 2001. As part of a severance arrangement, Mr. Fleming received two year's worth of his current annual base salary in a lump sum.

(6)
Includes an automobile allowance of $12,000.

(7)
In 2001, 2000 and 1999, Mr. Barnett received commissions in the amounts of $2,419,022, $2,101,323 and $1,921,422, respectively, (based upon our sales to Thomas Kinkade Signature Galleries™) under his employment agreement.

(8)
Mr. Hollender resigned as our Executive Vice President and Chief Operating Officer in August 2001. As part of a severance arrangement, Mr. Hollender received two year's worth of his current annual base salary in a lump sum.

(9)
Includes housing and relocation allowances for Messrs. Hollender and Guster in the amounts of $25,950 and $20,890, respectively.

(10)
Mr. Guster resigned as our Sr. Vice President, General Counsel, Chief Administrative Officer and Secretary in October 2001. As part of a severance arrangement, Mr. Guster received two year's worth of his current annual base salary in a lump sum.

(11)
Ms. Watson resigned as our Vice President, Sales in April 2001. As part of a severance arrangement, Ms. Watson received one year's worth of her current annual base salary in a lump sum.

(12)
Includes commission payments to Ms. Watson in the amount of $24,540.

OPTION GRANTS IN LAST FISCAL YEAR

    The table below shows stock option grants to the Named Officers during the 2001 fiscal year.

Option Grants in Last Fiscal Year

POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM(3)
	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED(#)(1)	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR
NAME			EXERCISE PRICE ($/SH)(2)	EXPIRATION DATE
					5%($)	10%($)
Craig A. Fleming	—	—	—	—	—	—
Richard F. Barnett	—	—	—	—	—	—
J. Edward Hollender	50,000	19.6	5.25	11/16/10	165,085	418,357
Timothy S. Guster	30,000	11.8	5.25	11/16/10	99,051	251,014
John Lackner	—	—	—	—	—	—
Patricia A. Watson	—	—	—	—	—	—

(1)
These options become exercisable in equal annual installments over a three-year period.

(2)
All options were granted at no less than fair market value on the date of grant.

(3)
We are required by the SEC to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent our estimate or projection of the future Common Stock price. If our Common Stock does not appreciate, the Named Officers will receive no benefit from the options.

OPTIONS EXERCISED

    This table shows stock option exercises during fiscal year 2001 and the value of unexercised stock options held by the Named Officers on March 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT FISCAL YEAR-END(#)(1)
					VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT FISCAL YEAR-END($)(2)
NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)	EXERCISABLE (3)(4)	UNEXERCISABLE (4)(5)
					EXERCISABLE	UNEXERCISABLE
Craig A. Fleming	—	—	229,512	200,488	61,175	—
Richard F. Barnett	—	—	—	—	—	—
J. Edward Hollender	—	—	16,664	83,336	1,937	3,875
Timothy S. Guster	—	—	16,664	63,336	1,937	3,875
John Lackner	—	—	86,265	59,735	—	—
Patricia A. Watson	—	—	28,810	74,190	—	—

(1)
These stock options vest at the rate of one-third on the first anniversary of the date of grant and one-third per year thereafter. These options are exercisable only to the extent vested.

(2)
The value of the unexercised in-the-money options is based on the closing price of $4.42 of our Common Stock, as reported on the New York Stock Exchange, on March 30, 2001 and is net of the exercise price of such options. The amounts in this column may not represent amounts actually realized by the Named Officers.

(3)
Represents shares which are immediately exercisable and/or vested.

(4)
Includes unexercised out-of-the-money options.

(5)
Represents shares which are not vested and not immediately exercisable.

EMPLOYMENT, SEVERANCE AND CHANGE-OF-CONTROL ARRANGEMENTS

    We have entered into employment agreements with the following executive officers.

    Richard F. Barnett, Senior Vice President of Retail Development of MAGI Sales, Inc., a wholly-owned subsidiary of Media Arts, entered into a three year employment agreement effective as of April 1, 1996. The agreement provides for four options of three years each to extend the term of the employment agreement. Mr. Barnett developed the branded Thomas Kinkade Signature Gallery™ retail concept as an independent entrepreneur. We employed Mr. Barnett to develop the independently owned Thomas Kinkade Signature Gallery retail concept nationally. The agreement provides for an annual base salary of $228,000 during the initial term of the employment agreement and an annual base salary of $132,000 during any renewal term. The agreement provides for, among other benefits, a commission plan which pays Mr. Barnett a commission based on the Company's sales to Thomas Kinkade Signature Galleries as well as the annual growth in such sales.

    John R. Lackner, Senior Vice President and Chief Operations Officer of Lightpost Publishing, Inc. entered into a five year employment agreement effective October 10, 1997. The agreement provides for an annual base salary of $175,000, ($205,000 effective April 2000) the opportunity to participate in any bonus plan adopted for the benefit of senior executives, a $5,000 art allowance, a relocation expense payment and a four month living allowance, in addition to other benefits. The Company also granted to Mr. Lackner under the agreement an option to purchase 15,000 shares of the Company's Common Stock at fair market value on the effective date of the agreement and an option to purchase 18,000 shares of the Company's Common Stock at fair market value on October 29, 1997.

    The employment agreements of Messrs. Barnett and Lackner each provide for the officer to receive all salary and bonus payments that would have been payable to the officer for the remaining term of the agreement after a "Change in Control", provided this "Change of Control" constitutes "Good Reason" for the applicable officer to terminate his employment. "Good Reason" is defined to include, among other things, the assignment to duties inconsistent with his senior executive status, a reduction in his base salary, a relocation of the officer or our principal office and the termination of any compensation or other employee benefits plans in which he was eligible to participate.

    In the event of the termination by us of a Named Officer other than Messrs. Barnett or Lackner, the Named Officer would be eligible to receive severance compensation. Messrs. Fleming, Hollender and Guster would receive two year's worth of their current annual base salary and Ms. Watson would receive one year's worth of her current annual base salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    License Agreement with Thomas Kinkade.  Effective December 3, 1997, we entered into a new license agreement with Thomas Kinkade. The new license agreement supersedes a previous license agreement under which Mr. Kinkade received a flat fee of $18,750 per painting delivered to us for reproduction, a royalty agreement under which we paid Mr. Kinkade a royalty of 5.0% of net sales of our owned stores using his name and certain other arrangements. Under the new license agreement, Mr. Kinkade receives a flat fee of $25,000 per painting delivered to us for reproduction, and a royalty of 4.5% of the net sales of Thomas Kinkade branded artwork and products through May 8, 2000 and 5.0% of the net sales of Thomas Kinkade branded artwork and products thereafter. Mr. Kinkade is also employed by us as Art Director. Mr. Kinkade and Kenneth E. Raasch have an understanding whereby Mr. Kinkade through May 8, 2000, paid to Mr. Raasch 45.5% of royalty payments payable to Mr. Kinkade by us from the sale of studio proofs. In the past, Mr. Kinkade paid Mr. Raasch 50% of the royalty payments payable to Mr. Kinkade by us from the sale of studio proofs. In fiscal 2001, Mr. Kinkade and Mr. Raasch shared approximately $206,000 in royalty payments from the sale of studio proofs.

    Under the new license agreement Thomas Kinkade granted us perpetual and exclusive rights to each image produced by Mr. Kinkade under the new license agreement, as well as to the library of over 170 existing Thomas Kinkade images, subject to certain exceptions. In particular, we have the exclusive right to produce, sell, distribute and promote reproductions of Mr. Kinkade's artwork in any form and the right to use the name and likeness of the artist in promoting the sale of its products and development of any brand name associated with Mr. Kinkade. The new license agreement requires Mr. Kinkade to deliver 150 paintings to us during the period commencing December 3, 1997 and ending 15 years thereafter, with at least 10 paintings to be delivered during each of the first five years. Mr. Kinkade has the right to approve our products based upon his artwork, as well as promotional materials, business plans and strategic relationships relating to such products or the use of his name or likeness. Mr. Kinkade retains ownership of the original paintings he produces.

    The new license agreement permits Mr. Kinkade to reproduce up to two pieces annually to raise money for the City of Placerville, California. Mr. Kinkade also retained the right to use his name, likeness and certain artwork in association with non-profit organizations. In addition, Mr. Kinkade retained the right to use his name in connection with for-profit ventures with our prior consent, provided that he first offers the opportunity to us. Mr. Kinkade is otherwise subject to a non-compete agreement with us under the new license agreement.

    The new license agreement is terminable by either party after failure by the other party for 90 days to cure a material breach of the agreement. In addition, Mr. Kinkade may terminate the new license agreement in the event of our insolvency or upon a change of control of Media Arts. A change in control is defined to occur on the date when any person or group (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934) beneficially owns (as defined in such Rule) a number of shares of our Common Stock in excess of the number of shares then beneficially owned by Mr. Kinkade. The computation excludes stockholders as of December 3, 1997, to the extent of their beneficial holdings of our Common Stock as of such date. The right of termination may not be invoked by Mr. Kinkade if it is triggered as a result of Mr. Kinkade's transfer of shares. After December 3, 2012, the perpetual nature of the new license agreement may be terminated by Mr. Kinkade if we engage in any material business enterprises unrelated to his work or brand name to which he objects. Upon any termination of the new license agreement by Mr. Kinkade, we would be prohibited from selling any products based upon Mr. Kinkade's artwork, other than our then existing product inventory.

    In addition, pursuant to the new license agreement, we entered into a stock option agreement with Thomas Kinkade as of December 3, 1997, wherein we granted to Mr. Kinkade a fifteen-year non-statutory option to purchase 600,000 shares of Common Stock at a per share price of $12.375, the closing price on the date of grant.

    Separation and Consulting Agreement and Stock Sale Agreement.  We entered into a Separation and Consulting Agreement with Kenneth E. Raasch as of May 27, 1999. Under the agreement, Mr. Raasch's employment was terminated and he became an independent contractor to provide consulting services to us, as requested by the President and Chief Executive Officer, for a monthly fee of $110,000 and the reimbursement of certain expenses. In addition, Mr. Raasch was subject to a non-compete clause with us under the agreement, although he would be reasonably permitted by us to conduct business in areas identified by the parties under confidentiality or nondisclosure agreements.

    In addition, under a separate but related Stock Sale Agreement dated as of May 27, 1999, Mr. Raasch, Mrs. Raasch and the Raasch Family Trust gave us a right of first refusal with respect to the purchase or other transfer of shares of our Common Stock they held. Under this agreement, as long as Mr. Raasch remained a ten percent or more stockholder, he would continue to have access to certain financial information about us beyond that normally given to stockholders.

    Both the Separation and Consulting Agreement and the Stock Sale Agreement terminated on December 31, 2000 and were not renewed by us.

    Ownership and Sale of Thomas Kinkade Gallery, Valley Fair.  On June 30, 1995, we purchased the Thomas Kinkade Gallery, Valley Fair from Linda L. Raasch, spouse of Kenneth E. Raasch, who was our President, Chairman and Chief Executive Officer at the time, for an aggregate purchase price of approximately $1,500,000, of which $1,200,000 was paid in the form of an 8.0% subordinated convertible promissory note due October 10, 2002. The note is convertible into our Common Stock at a price of $7.25 per share. The entire principal amount of the note is due at maturity, unless converted prior to maturity. Prior to the consummation of the sale transaction, an independent appraisal of the gallery was performed and the terms of the purchase were approved by a special committee of the board.

STOCK PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative total returns for our Common Stock, the Standard & Poor's 500 Index and a peer group constructed by us and composed of Bed Bath & Beyond, Inc., Bombay Company, Inc., Coldwater Creek, Inc., Department 56, Inc., Linens "n Things, Inc., Michaels Stores, Inc., Pier 1 Imports, Inc., Restoration Hardware, Inc., Tiffany & Company and Williams-Sonoma, Inc. (the "Peer Group"), each of which assumes an initial value of $100 and reinvestment of dividends. To date, we have not declared or paid any dividends on our Common Stock. Historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG MEDIA ARTS GROUP, INC., STANDARD & POOR'S 500 INDEX AND THE PEER GROUP

*
The total return of each of these investments assumes the reinvestment of dividends, if any

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    During fiscal 2001, to our knowledge and based solely on our review of copies of the Section 16(a) forms provided to us by our officers, directors and 10% stockholders, all of our officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of our Common Stock under Section 16(a) of the Securities Act of 1934.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

    The table below shows the number of shares of Common Stock beneficially owned by our directors and executive officers and all persons known to us to be the beneficial owner of 5% or more of our Common Stock, if any, as of December 14, 2001. Except as otherwise indicated below, the persons listed below have advised the Company that they have sole voting and investment power with respect to the securities shown as owned by them. On December 14, 2001, there were 13,219,767 shares of our Common Stock outstanding.

Name of Beneficial Owners and Addresses(1)	Number of Shares Owned(2)		Right to Acquire(3)		Total Amount and Nature of Beneficial Ownership(4)	Percentage of Outstanding Shares
Thomas Kinkade	3,767,276	(5)	1,100,000		4,867,276	35.2%
Kenneth E. Raasch	2,771,691	(6)	170,681	(7)	2,942,372	22.0%
Richard F. Barnett	144,775	(8)	—		144,775	1.1%
Anthony D. Thomopoulos	1,000		110,000		111,000	*
John R. Lackner	2,000		104,415		106,415	*
Michael J. Catelani	2,000		29,582		31,582	*
Herbert D. Montgomery	2,000		10,000		12,000	*
Eric Halvorson	5,000		5,000		10,000	*
Moe Grzelakowski	—		5,000		5,000	*
C. Joseph LaBonte	—		5,000		5,000	*
Donald Potter	—		5,000		5,000	*

*
Less than one (1) percent.

(1)
All addresses are 900 Lightpost Way, Morgan Hill, California 95037.

(2)
Excludes shares that may be acquired through stock option exercises.

(3)
Shares that can be acquired through the exercise of stock options or any other rights within sixty (60) days from the Record Date, which was December 14, 2001.

(4)
Beneficial ownership is determined according to the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to (a) securities actually owned and/or (b) shares of Common Stock acquired through the exercise of stock options or any other right within sixty (60) days from the Record Date, which is December 14, 2001.

(5)
The shares owned by Mr. Kinkade are jointly held in the names of Mr. Thomas Kinkade and Mrs. Nanette Kinkade.

(6)
The shares owned by Mr. Raasch are held by Mr. Kenneth E. Raasch and Mrs. Linda L. Raasch, as Trustees of the Raasch Family Trust, May 18, 1993.

(7)
Includes 165,517 shares of Common Stock which may be acquired upon the conversion of a $1,200,000 promissory note issued to Linda L. Raasch, the wife of Mr. Raasch, on June 30, 1995. Also includes 5,164 shares of Common Stock subject to options held by Mr. Raasch.

(8)
The shares owned by Mr. Barnett are held by Mr. Richard F. Barnett and Mrs. Loretta K. Barnett, as Trustees of the Barnett Family Trust.

APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The following fees were billed to Media Arts Group, Inc. by PricewaterhouseCoopers LLP in fiscal 2001:

Audit Fees

    PricewaterhouseCoopers LLP has billed Media Arts Group, Inc. $190,000, in the aggregate, for professional services rendered by PricewaterhouseCoopers LLP for the audit of Media Arts Group Inc.'s annual financial statements for the fiscal year ended March 31, 2001 and the reviews of the interim financial statements included in Media Arts Group Inc.'s Forms 10-Q filed during the fiscal year ended March 31, 2001.

Financial Information Systems Design and Implementation Fees

    PricewaterhouseCoopers LLP did not bill Media Arts Group, Inc. for any professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by PricewaterhouseCoopers LLP during the fiscal year ended March 31, 2001.

All Other Fees

    PricewaterhouseCoopers LLP has billed Media Arts Group, Inc. $1,750, in the aggregate, for services rendered by PricewaterhouseCoopers LLP for all services (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended March 31, 2001.

Fees for Services Rendered by Persons Other than Full Time Permanent Employees

    PricewaterhouseCoopers LLP has informed Media Arts Group, Inc. that none of the hours expended on PricewaterhouseCoopers LLP's engagement to audit Media Arts Group Inc.'s financial statements for the fiscal year ended March 31, 2001 were attributed to work performed by persons other than full-time, permanent employees of PricewaterhouseCoopers LLP.

Audit Committee Consideration of Compatibility of Non-Audit Services with Auditors' Independence

    The Audit Committee considered whether the provision of information technology services and other non-audit services to Media Arts by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

STOCKHOLDER PROPOSALS

    If you want us to consider including a proposal in our 2002 Proxy Statement, you must (1) deliver it to our Corporate Secretary at our principal executive office no later than March 1, 2002 and (2) must satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement for that meeting. New SEC rules regarding stockholder proposals became effective on June 29, 1998.

COSTS OF PROXY SOLICITATION

    We pay for distributing and soliciting proxies and reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses incurred in forwarding proxy materials to stockholders. We are not using an outside proxy solicitation firm in connection with the 2001 Annual Meeting of Stockholders.

TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2001 Annual Meeting of Stockholders other than as described in this Proxy Statement. If other matters do properly come before the meeting of which we did not have notice of prior to June 12, 2001, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies will vote or act thereon in accordance with their own judgment.

    Our Annual Report for the fiscal year ended March 31, 2001 is enclosed with this Proxy Statement. Although our Annual Report and this Proxy Statement are being mailed together, the Annual Report does not constitute part of this Proxy.

By Order of the Board,

Herbert D. Montgomery
 Secretary

December 21, 2001
Morgan Hill, California

Media Arts Group, Inc. 900 Lightpost Way, Morgan Hill, California 95037
(800) 366-3733	www.mediaarts.com	NYSE Stock Symbol: MDA

EXHIBIT "A"

MEDIA ARTS GROUP, INC. AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of a minimum of 3 members who shall be appointed by the Board of Directors. A Chairman shall be designated by the Board. Committee members shall meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission.

The Committee shall meet at least once each fiscal quarter, or more frequently if necessary to fulfill its responsibilities. Special meetings may be called by the Chairman of the Committee or the Chairman of the Board as necessary or appropriate to address unusual issues which cannot be deferred to the next regularly scheduled meeting.

Except as the Committee may otherwise decide in its discretion, Committee meetings shall be attended by the Company's Chief Financial Officer, Chief Accounting Officer, Chief Executive Officer and General Counsel and a representative of the Company's independent accountant. The Committee may request that any other officer or employee of the Company or the Company's outside legal counsel or independent accountant attend a Committee meeting or meet with any member of the Committee or its consultants. The Committee may meet with any person in executive session.

The Committee shall have the authority to retain, at the Company's expense, special legal, accounting or other consultants to advise the Committee.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling the Directors' responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation, by monitoring and overseeing (1) the independence and performance of the Company's independent accountants, (2) the integrity of the Company's financial statements, and (3) the Company's compliance with legal and regulatory requirements.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and Stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

1.
Review and recommend to the Directors the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries, and approve the compensation of the independent accountant.

2.
Review and confirm the independent accountant's independence from the Company, including by obtaining from the independent accountant a formal written statement delineating all relationships between the independent accountant and the Company and discussing with the independent accountant any disclosed relationships or services that may impact the independent accountant's objectivity and independence.

3.
Review the independent accountant's performance.

A–1

4.
Review the independent accountant's proposed audit plan.

5.
Review with the independent accountants the quality of the Company's accounting and reporting principles and practices and any significant issues.

6.
Review the independent accountant's reports on internal controls and assess management's response to those reports.

7.
At least once annually meet in executive session with a representative of the Company's independent accountant.

8.
Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

9.
Review the need for an internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

10.
Review with management and the independent accountants significant financial reporting issues, including recent professional and regulatory pronouncements.

11.
Review with management and the independent accountant at the completion of the annual examination:

(a)
The Company's audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K).

(b)
The independent accountant's audit of the financial statements and his or her report thereon.

(c)
Any significant changes required in the independent accountant's audit plan.

(d)
Any serious difficulties or disputes with management encountered during the course of the audit.

(e)
Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

12.
Review with management and the independent accountant the interim financial report before it is filed with the SEC or other regulators.

13.
Review with management at least annually the Company's program for promoting and monitoring compliance with applicable laws and ethical conduct.

14.
Review with management all litigation and other legal matters that could have a significant impact on the Company's financial statements.

15.
Review accounting and financial human resources and succession planning within these organizations.

16.
Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets and consider the results of any review of these areas by the independent accountant.

17.
Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

18.
Investigate any matter brought to its attention within the scope of its duties, or perform other oversight responsibilities as directed by the Board of Directors with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

19.
Review and reassess at least annually the adequacy of the Committee's Charter and recommend any proposed changes to the Board of Directors.

20.
Prepare the report of the Committee required to be included in the Company's annual proxy statement.

A–2

MEDIA ARTS GROUP, INC.
900 LIGHTPOST WAY
MORGAN HILL, CA 95037

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Herbert D. Montgomery and Chris Fennell (the "Proxies"), and each of them, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of Media Arts Group, Inc. (the "Company") held of record by the undersigned on December 14, 2001, at the Annual Meeting of Stockholders to be held on January 24, 2002 or any adjournment or postponement thereof.

- FOLD AND DETACH HERE -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.	/x/	Please mark your votes as indicated in this example
		FOR	WITHHELD
Item 1	ELECTION OF DIRECTORS—To elect the following directors as directors of the Company to hold office until the day on which the 2002 Annual Meeting of Stockholders is held or until their successors are elected and qualified.
	01 Moe Grzelakowski	/ /	/ /
	02 Thomas Kinkade	/ /	/ /
	03 Herbert D. Montgomery	/ /	/ /
	04 Anthony D. Thomopoulos	/ /	/ /
	05 Eric Halvorson	/ /	/ /
	06 C. Joseph LaBonte	/ /	/ /
	07 Donald Potter	/ /	/ /
		FOR	AGAINST	ABSTAIN
Item 2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent public accountants of the Company for the fiscal year ending March 31, 2002.	/ /	/ /	/ /
Item 3	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	/ /	/ /	/ /
This Proxy when properly executed will be voted in the manner herein by the undersigned stockholder. If no direction is made, the Proxy will be voted for Proposals 1 and 2.

Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name, by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Signature____________________________________________________	Dated:___________________, 2002
Signature if held jointly___________________________________________

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

- FOLD AND DETACH HERE -

QuickLinks

TABLE OF CONTENTS
THE BOARD OF DIRECTORS
BOARD AND COMMITTEE MEETINGS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Summary Compensation Table
OPTION GRANTS IN LAST FISCAL YEAR
Option Grants in Last Fiscal Year
OPTIONS EXERCISED
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EMPLOYMENT, SEVERANCE AND CHANGE-OF-CONTROL ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG MEDIA ARTS GROUP, INC., STANDARD & POOR'S 500 INDEX AND THE PEER GROUP
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
COSTS OF PROXY SOLICITATION
TRANSACTION OF OTHER BUSINESS
EXHIBIT "A" MEDIA ARTS GROUP, INC. AUDIT COMMITTEE CHARTER